OTCQX: TGEN Q1 2023 EARNINGS CALL MAY 11, 2023 1

MANAGEMENT Abinand Rangesh – CEO & CFO Robert Panora – COO & President Roger Deschenes – CAO Jack Whiting – General Counsel & Secretary 2

SAFE HARBOR STATEMENT This presentation and accompanying documents contain “forward-looking statements” which may describe strategies, goals, outlooks or other non- historical matters, or projected revenues, Income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth. In addition to GAAP financial measures, this presentation includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. 3

AGENDA Progress Update 1Q 2023 Results Q&A 4

PROGRESS UPDATE Q1 23 Revenue was 28% lower than Q1 22 but 35% higher than Q4 2022 Expect every subsequent quarter in 2023 to have higher revenue than the previous quarter Backlog at Q1 is $7.1m Not included in backlog are some large projects with a total of >20 engines. Optimistic about these projects shipping later in year. Cash position stable at $1.6m at quarter end and $2.1m presently Strong customer interest for hybrid chiller. Expect first PO by August No Debt Multi-Family Residential 49% Controlled Environment Agriculture 22% Other 29% Backlog by Customer Type 5

POWER GENERATION + RESILIENCY CLEAN COOLING Hybrid and Engine Driven Chillers with lower operating cost and lower greenhouse gas footprint compared to competing solutions LONG TERM MAINTENANCE & ENERGY ASSET MANAGEMENTModular microgrids for energy savings, greenhouse gas (GHG) reductions and resiliency to grid outages Helping customers achieve predictable energy savings with comprehensive maintenance services

REVENUE SEGMENTS We service most purchased Tecogen equipment in operation through long term maintenance agreements through 11 service centers in North America and perform certain equipment installation work. SERVICES CLEAN, GREEN POWER, COOLING AND HEAT Sales of combined heat and power, and clean cooling systems to building owners. Key market segments include multifamily residential, health care and indoor cultivation. PRODUCT SALES We sell electrical energy and thermal energy produced by our equipment onsite at customer facilities. ENERGY SALES 7

BUSINESS MODEL 8 Product Sale Service Year 1 Service Year 5 Service Year 10 Service Year 15 Service Year 20 Cost Operating Segment Profit Most products are sold with a long-term maintenance contract Each unit we place in service increases the long-term recurring revenue

1Q 2023 RESULTS Key Points • Net loss of $0.06/share Q1 2023 • Net Loss $1.5m • Cash and equivalents balance of $1.6 million Revenue = $5.4 million, down 25% from Q1 22 Gross Profit = $2.1 million, down 32% from Q1 22 Op Ex = $3.5 million 9 $ in thousands 1Q'23 1Q'22 QoQ Change % Revenue Products $ 1,710 $ 3,939 $ (2,229) Service 3,136 2,917 219 Energy Production 534 582 (48) Total Revenue 5,380 7,438 (2,059) -27.7% Gross Profit Products 498 1,295 (797) Service 1,399 1,551 (152) Energy Production 196 246 (50) Total Gross Profit 2,092 3,091 (999) -32.3% Gross Margin: % Products 29% 33% -4% Service 45% 53% -9% Energy Production 37% 42% -6% Total Gross Margin 39% 42% -3% Operating Expenses General & administrative 2,792 2,474 319 Selling 520 501 19 Research and development 229 140 89 Impairment and other expenses - (105) 105 Total operating expenses 3,542 3,010 532 17.7% Operating profit (loss) (1,450) 81 (1,531) -1890.3% Net Income (loss) $ (1,490) $ 89 $ (1,579) -1774.2%

1Q 2023 ADJUSTED EBITDA RECONCILIATION EBITDA: Earnings Before Interest, Taxes, Depreciation & Amortization EBITDA and adjusted EBITDA were both negative at $1.36m and $1.28m respectively EBITDA Non-cash adjustments • Stock based compensation • Unrealized and realized (gain) loss on investment securities • Other non-recurring charges or gains *Adjusted EBITDA is defined as net Income (loss) attributable to Tecogen Inc, adjusted for interest, depreciation and amortization, stock-based compensation expense, unrealized loss on investment securities, non-cash abandonment of intangible assets, goodwill impairment and other non-recurring charges or gains including abandonment of certain intangible assets and extinguishment of debt 10 Non-GAAP financial disclosure (in thousands) 2023 2022 Net income (loss) attributable to Tecogen Inc. (1,490)$ 89$ Interest expense, net - 1 Income tax expense 23 4 Depreciation & amortization, net 106 107 EBITDA (1,361) 201 Stock based compensation 77 96 Unrealized gain on marketable securities - (37) Gain on disposition of assets - (34) Gain on termination of unfavorable contract liability - (71) Adjusted EBITDA* (1,284)$ 154$ Quarter Ended, March 31

1Q 2023 PERFORMANCE BY SEGMENT Products Chiller margin has recovered to >40% Cogeneration margin caused the overall reduction in product margin due to supply contract from 2022 with existing customer. Current pricing going forward. Services Service contracts revenue increased 8% Service margin lower in Q1 23 due to timing of engine replacements in Ontario. Energy Production Revenue decreased 8% QoQ 11 1Q Revenues ($ thousands) 2023 2022 QoQ Change % Revenues Cogeneration 544$ 2,174$ -75% Chiller 1,069 1,607 -33% Engineered accessories 97 158 -39% Total Product Revenues 1,710 3,939 -57% Service Contracts 3,136 2,897 8% Installation Services - 20 -100% Total Service Revenues 3,136 2,917 8% Energy Production 534 582 -8% Total Revenues 5,380 7,438 -28% Cost of Sales Products 1,212 2,645 -54% Services 1,738 1,367 27% Energy Production 338 336 1% Total Cost of Sales 3,288 4,348 -24% Gross Profit 2,092 3,091 -32% Net income (loss) (1,490)$ 89$ Gross Margin Products 29% 33% Services 45% 53% Energy Production 37% 42% Overall 39% 42% QTD Gross Margin 2022 2022 Target Overall 39% 42% >40%

2023 Goals SUMMARY AND Q&A Company Information Tecogen Inc. 45 First Ave Waltham, MA 02451 www.Tecogen.com Contact information Abinand Rangesh, CEO 781.466.6487 Abinand.rangesh@Tecogen.com 12  Free up cash and stabilize business  Grow Service division  Make products easier to sell and install  Improve sales distribution system via owner direct sales channel partners & developers  Build up backlog for the Air-Cooled chiller